Exhibit 32.1

INTERNATIONAL WIRELESS, INC.


                CERTIFICATION PURSUANT 20 18 U.S.C SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of International Wireless, Inc. (the "Company") on Form 10-KSB For the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the Date hereof (the "Report"), I, Trent Sommerville, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 905 of the Sarbanes - Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                       By: /s/ TRENT SOMMERVILLE
                                           ----------------------------
                                           Trent Sommerville
                                           Chief Executive Officer

Date: May 25, 2004

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to International Wireless, Inc. and will be retained by International Wireless, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.